UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2014

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 3, 2014, Evercore Partners Inc. (“Evercore”) issued a press release announcing the closing of the acquisition of the operating businesses of International Strategy & Investment (“ISI”), a leading independent research-driven equity sales and agency trading firm. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

As previously reported, on August 3, 2014, Evercore entered into a Contribution and Exchange Agreement (the “CEA”), among ISI Holding, Inc., a Delaware corporation, ISI Holding II, Inc., a Delaware corporation, ISI Management Holdings LLC, a Delaware limited liability company (“Management Holdings”), ISI Holding, LLC, a Delaware limited liability company, Edward S. Hyman (the “Founder”), the holders of the Management Holdings management units set forth on Annex A thereto (each, a “Holder” and collectively, the “Holders”), Evercore LP, a Delaware limited partnership, Evercore and the Founder, solely in his capacity as the Holders’ representative. Pursuant to the CEA, Evercore agreed to acquire the operating businesses of ISI.

On October 31, 2014, Evercore completed this transaction, acquiring all of the membership interest units of International Strategy & Investment Group, LLC, a Delaware limited liability company, and all of the issued and outstanding shares of International Strategy & Investment (UK) Limited, a private limited company organized and existing under the laws of England and Wales, in exchange for the issuance by Evercore LP of Class E Units, Class G Interests and Class H Interests, certain of which are subject to vesting and all of which are subject to forfeiture and other conditions, restrictions and limitations set forth in the Fourth Amended and Restated Limited Partnership Agreement of Evercore LP (the “LP Agreement”), which took effect upon the completion of the acquisition.

Following this acquisition, Evercore will combine ISI’s business with its existing Institutional Equities business, and the combined business, which comprises Evercore’s equity sales, trading and research business, will be known as Evercore ISI. Certain sellers of ISI’s business and the Institutional Equities business described below will continue as Evercore employees.

The foregoing description of the CEA and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CEA, a copy of which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2014, and is incorporated by reference herein.

In addition, on October 31, 2014, Evercore completed the previously announced acquisition by Evercore LP of the approximately 40% interest in its Institutional Equities business that it did not previously own, in exchange for Class E Units, Class G Interests and Class H Interests of Evercore LP, certain of which are subject to vesting and all of which are subject to forfeiture and other conditions, restrictions and limitations set forth in the LP Agreement, as supplemented by the Supplement to the LP Agreement, which took effect upon the completion of the Institutional Equities acquisition, as well as approximately $11.1 million in cash for certain sellers who are not receiving units or interests.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Contribution and Exchange Agreement, dated as of August 3, 2014, among ISI Holding, Inc., ISI Holding II, Inc., ISI Management Holdings LLC, ISI Holding, LLC, Edward S. Hyman, the holders of the Management Holdings management units set forth on Annex A thereto, Evercore LP and Evercore Partners Inc., and the Founder, solely in his capacity as the holders’ representative (incorporated by reference to Exhibit 10.1 to Evercore Partners Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2014 (File No. 001-32975)).

99.1	Press release, dated November 3, 2014, announcing the closing of the acquisition of the operating businesses of ISI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2014	EVERCORE PARTNERS INC.

	By:	/s/ Adam B. Frankel
Adam B. Frankel
General Counsel